Exhibit 99.1

DESTINATION MATERNITY CORPORATION

CONTACT:	Judd P. Tirnauer
Senior Vice President &
Chief Financial Officer
(215) 873-2278

For Immediate Release

DESTINATION MATERNITY REPORTS Q3 EARNINGS

HIGHER THAN PRIOR GUIDANCE AND LAST YEAR,

AND PROVIDES GUIDANCE FOR STRONG CONTINUED

PROJECTED EARNINGS GROWTH IN FISCAL 2011

•

Q3 GAAP Diluted Earnings Per Share (EPS) of $1.35, a 20.5% Increase Over Last Year’s Q3 Diluted EPS of $1.12, and Slightly Above the High End of the Company’s Prior GAAP Diluted EPS Guidance of $1.16-$1.34

•

Q3 Non-GAAP Adjusted Diluted EPS of $1.48, a 22.3% Increase Over Last Year’s Q3 Adjusted Diluted EPS of $1.21, and Slightly Above the High End of the Company’s Prior Non-GAAP Diluted EPS Guidance of $1.29-$1.47

•

Projected Full Year Fiscal 2010 GAAP Diluted EPS of $2.30-$2.45, an Increase of 44% to 53% Over Fiscal 2009 Diluted EPS (Before Goodwill Impairment Expense) of $1.60. The Company’s Prior GAAP Diluted EPS Guidance was $2.15-$2.50.

•

Projected Full Year Fiscal 2010 Non-GAAP Adjusted Diluted EPS of $3.09-$3.23, an Increase of 56% to 63% Over Fiscal 2009 Adjusted Diluted EPS of $1.98. The Company’s Prior Non-GAAP Adjusted Diluted EPS Guidance was $2.93-$3.28.

•	Projected Full Year Fiscal 2011 GAAP Diluted EPS of $3.52-$3.87, Representing Significant EPS Growth Over Fiscal 2010 Projected Full Year GAAP Diluted EPS of $2.30-$2.45

•	Projected Full Year Fiscal 2011 Non-GAAP Adjusted Diluted EPS of $3.75-$4.09, Representing Significant EPS Growth Over Fiscal 2010 Projected Full Year Non-GAAP Diluted EPS of $3.09-$3.23

Philadelphia, PA, July 28, 2010 – Destination Maternity Corporation (Nasdaq: DEST), the world’s leading maternity apparel retailer, today announced operating results for the third quarter of fiscal 2010, which ended June 30, 2010, with its third quarter diluted earnings per share exceeding both its prior earnings guidance and its prior year third quarter earnings results. The Company updated its earnings guidance for the full year fiscal 2010, with the projected results remaining within its prior earnings guidance range. The Company also introduced preliminary guidance for Fiscal 2011, reflecting strong continued projected earnings growth.

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DESTINATION MATERNITY REPORTS THIRD QUARTER FISCAL 2010 RESULTS	Page 2

Third Quarter Fiscal 2010 Financial Results

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GAAP net income for the third quarter of fiscal 2010 was $8.7 million, or $1.35 per share (diluted), a significant improvement compared to GAAP net income of $6.8 million, or $1.12 per share (diluted) for the third quarter of fiscal 2009. This third quarter fiscal 2010 GAAP earnings performance was slightly better than the Company’s guidance, provided in its April 28, 2010 press release, of GAAP diluted earnings per share of between $1.16 and $1.34.

•

Non-GAAP adjusted net income (before restructuring and other charges, stock compensation expense, and loss on extinguishment of debt) for the third quarter of fiscal 2010 was $9.5 million, or $1.48 per share (diluted), a significant improvement from the comparably adjusted non-GAAP net income for the third quarter of fiscal 2009 of $7.3 million, or $1.21 per share (diluted). This third quarter fiscal 2010 non-GAAP adjusted earnings performance was slightly better than the Company’s guidance, provided in its April 28, 2010 press release, of non-GAAP adjusted diluted earnings per share of between $1.29 and $1.47.

•

Adjusted EBITDA was $19.0 million for the third quarter of fiscal 2010, an increase of 14% over the $16.7 million of Adjusted EBITDA for the third quarter of fiscal 2009. Adjusted EBITDA is defined in the financial tables at the end of this press release.

•

Adjusted EBITDA before restructuring and other charges was $19.8 million for the third quarter of fiscal 2010, an increase of 16% over the $17.1 million of Adjusted EBITDA before restructuring and other charges for the third quarter of fiscal 2009.

•

Net sales for the third quarter of fiscal 2010 decreased 0.3% to $142.0 million from $142.5 million for the third quarter of fiscal 2009 and were within the Company’s guidance range of $142 to $147 million provided in April. The slight decrease in sales for the third quarter of fiscal 2010 compared to fiscal 2009 resulted primarily from a decrease in comparable store sales, largely offset by increased sales due to the re-launch of the exclusive Two Hearts® Maternity collection in Sears® and Kmart® stores in October 2009, and increased international and Internet sales.

•

Comparable retail sales (which consists of comparable store sales and Internet sales) for the third quarter of fiscal 2010 decreased 3.3% versus a comparable retail sales decrease of 6.0% for the third quarter of fiscal 2009. During the third quarter of fiscal 2010, comparable store sales decreased 4.9%, while Internet sales increased 31.7%. The comparable store sales decrease of 4.9% during the third quarter of fiscal 2010 was slightly lower than the low end of the guidance range of down 1.0% to 4.5% provided in April.

•

The Company prepaid $5.0 million of its Term Loan during the third quarter of fiscal 2010, and prepaid $16.0 million of its Term Loan in the past year, including the $5.8 million prepayment during the first quarter of fiscal 2010 required under the excess cash flow provision of the Term Loan.

•	In July 2010, the Company’s Board of Directors extended its authorization of a program to repurchase up to $7 million of the Company’s outstanding common stock. Under the program, the Company may

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DESTINATION MATERNITY REPORTS THIRD QUARTER FISCAL 2010 RESULTS	Page 3

repurchase shares from time to time through solicited or unsolicited transactions in the open market or in negotiated or other transactions. The program, which would have expired on July 31, 2010, will now expire on July 31, 2012. To date, the Company has not repurchased any shares under the program.

First Nine Months of Fiscal 2010 Financial Results

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GAAP net income for the first nine months of fiscal 2010 was $12.5 million, or $1.99 per share (diluted), a significant improvement compared to adjusted net income before goodwill impairment expense of $8.3 million, or $1.39 per share (diluted) for the first nine months of fiscal 2009. GAAP net loss for the first nine months of fiscal 2009 was $(42.0) million, or $(7.02) per share (diluted), which included a $50.4 million non-cash goodwill impairment charge.

•

Non-GAAP adjusted net income (before goodwill impairment expense, restructuring and other charges, stock compensation expense, and loss on extinguishment of debt) for the first nine months of fiscal 2010 was $17.2 million, or $2.72 per share (diluted), a significant improvement from the comparably adjusted non-GAAP net income for the first nine months of fiscal 2009 of $9.7 million, or $1.61 per share (diluted).

•	Adjusted EBITDA was $36.5 million for the first nine months of fiscal 2010, an increase of 17% over the $31.1 million of Adjusted EBITDA for the first nine months of fiscal 2009.

•

Adjusted EBITDA before restructuring and other charges was $42.6 million for the first nine months of fiscal 2010, an increase of 35% over the $31.6 million of Adjusted EBITDA before restructuring and other charges for the first nine months of fiscal 2009.

•

Net sales for the first nine months of fiscal 2010 decreased 0.1% to $406.9 million from $407.4 million for the first nine months of fiscal 2009. Sales for the first nine months of fiscal 2010 compared to fiscal 2009 reflect primarily a decrease in comparable store sales, largely offset by increased sales from the Company’s leased department relationships, and increased Internet and international sales.

•

Comparable retail sales decreased 4.1% during the first nine months of fiscal 2010 versus a comparable retail sales decrease of 3.4% during the first nine months of fiscal 2009. During the first nine months of fiscal 2010, comparable store sales decreased 5.8%, while Internet sales increased 34.4%.

Trailing Twelve Months Financial Results

•	For the trailing twelve months ended June 30, 2010, Adjusted EBITDA was $44.1 million and Adjusted EBITDA before restructuring and other charges was $51.2 million.

•

For the trailing twelve months ended June 30, 2010, GAAP net income was $13.9 million, or $2.21 per share (diluted) and non-GAAP adjusted net income (before restructuring and other charges, stock compensation expense, and loss on extinguishment of debt) was $19.5 million, or $3.10 per share (diluted).

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DESTINATION MATERNITY REPORTS THIRD QUARTER FISCAL 2010 RESULTS	Page 4

Restructuring and Other Charges

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The Company implemented a significant restructuring and cost reduction program, with the objectives of continuing to improve and simplify critical processes and reduce its expense structure. The Company has substantially completed the planned activities of the initiative and incurred $3.9 million of pretax expense related to this initiative in the first nine months of fiscal 2010, of which $0.3 million was incurred in the third quarter. This initiative resulted in pretax savings of approximately $12 million in fiscal 2009, with incremental pretax savings of approximately $9 to $11 million projected for fiscal 2010. The Company projects total annualized pretax savings of approximately $25 to $29 million in fiscal 2011 as a result of this initiative, which includes the savings realized in fiscal 2009 and the incremental projected savings for fiscal 2010.

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In addition, the Company recorded pretax charges of $2.2 million in the first nine months of fiscal 2010, of which $0.5 million was incurred in the third quarter, associated with the previously disclosed retirement of the Company’s non-executive Chairman of the Board in January 2010, the planned retirement of the Company’s former President and Chief Creative Officer in September 2010, and the hiring of the Company’s new President in May 2010.

Retail Locations

The table below summarizes store opening and closing activity for the third quarter and first nine months of fiscal 2010 and 2009, as well as the Company’s store, total retail location and total international franchised location count at the end of each fiscal period. The increase in leased department locations at June 30, 2010 versus June 30, 2009 predominantly reflects the opening of 623 Sears and Kmart leased department locations in connection with the October 2009 re-launch of the Two Hearts Maternity collection.

	Third Quarter Ended		Nine Months Ended
	6/30/10	6/30/09	6/30/10	6/30/09
Store Openings(1)
Total	2	2	8	11
Multi-Brand Store Openings	2	1	7	4

Store Closings(1)
Total	9	6	30	35
Closings Related to Multi-Brand Store Openings	3	2	16	8

Period End Retail Location Count(1)
Stores	702	730	702	730
Leased Department Locations	976	357	976	357

Total Retail Locations(1)	1,678	1,087	1,678	1,087

(1)	Excludes international franchised locations.

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DESTINATION MATERNITY REPORTS THIRD QUARTER FISCAL 2010 RESULTS	Page 5

	Third Quarter Ended		Nine Months Ended
	6/30/10	6/30/09	6/30/10	6/30/09
International Franchised Location Openings
Stores	4	—	7	—
Shop-in-Shop Locations	5	4	9	7

Total International Franchised Location Openings	9	4	16	7

Period End International Franchised Location Count
Stores	8	—	8	—
Shop-in-Shop Locations	16	7	16	7

Total International Franchised Locations	24	7	24	7

Commentary

Ed Krell, Chief Executive Officer of Destination Maternity Corporation, noted, “We are very pleased with the progress we are making in continuing to improve the profitability of our business, even in the face of a continued challenging sales environment. Our GAAP diluted earnings per share of $1.35 for the third quarter was 21% higher than last year, and slightly exceeded the top end of our prior earnings guidance range of $1.16 to $1.34, despite our comparable store sales decline. Our improved earnings performance is driven primarily by the expense savings from our cost reduction initiatives and our strong merchandise gross margin performance, as well as from the growth in sales of our leased department relationships and increased Internet and international sales.

“Our sales results for the third quarter reflect the negative effect of the continued difficult overall retail environment. Our sales performance for the third quarter was at the low end of our expectations, with our comparable store sales decrease of 4.9% for the quarter slightly lower than the low end of our guidance range of down 1.0% to 4.5% for the quarter, and our total sales of $142.0 million at the low end of our sales guidance range of $142 to $147 million provided in our April 28, 2010 press release.

“As we have indicated previously, although we are pleased with our continued progress in improving the profitability of our company, by no means are we satisfied or complacent, especially with regard to our sales performance, and we are keenly focused on initiatives to drive profitable sales growth, as evidenced by the re-launch of our business with Sears, the expansion of our Internet sales, the launching of international franchise arrangements in the Middle East and India, and the introduction of two exclusive maternity apparel lines with supermodel Heidi Klum. In addition, during this past quarter we made two exciting

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DESTINATION MATERNITY REPORTS THIRD QUARTER FISCAL 2010 RESULTS	Page 6

announcements regarding initiatives which we believe will position us well for continued future growth. First, on June 28, 2010 we announced the significant expansion of our maternity apparel leased department relationship with Macy’s®, to occur in February 2011, through which we will expand from our current 113 Macy’s locations to over 615 Macy’s locations throughout the United States, offering a mix of Motherhood Maternity® and A Pea in the Pod® branded merchandise. This expansion with Macy’s will deepen our position as the leading maternity apparel retailer in the world. Second, on May 24, 2010, Emilia Fabricant joined us as our new President. Emilia has significant experience leading women’s fashion apparel brands, both in the moderate and luxury-priced markets, and she brings us the added bonus of having led a maternity apparel business and intimately knowing our mom-to-be customer. With Emilia’s talent, energy and drive, she will be a critical ingredient in helping us to improve our sales performance.”

Guidance for Fiscal 2010

“Given the continued difficult overall economic environment and the uncertainty as to the timing of a recovery in consumer spending, we continue to plan our sales conservatively. Nonetheless, with our continued tight management of our business, we plan to generate strong earnings for the full year fiscal 2010, with our projected earnings range significantly higher than last year.

“Our financial guidance for the full year fiscal 2010 is as follows:

•	Net sales in the $530 to $533 million range, representing a change in sales of between a decrease of 0.2% and an increase of 0.3% versus fiscal 2009 net sales of $531.3 million.

•	Comparable retail sales decrease of between 3.1% and 3.7%, consisting of a comparable store sales decrease of between 4.8% and 5.4% and an increase in Internet sales of between 30% and 32%.

•	Gross margin for fiscal 2010 expected to increase versus fiscal 2009, driven by product cost reductions and decreased product overhead expenses, partially offset by increased markdown levels.

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Total selling, general and administrative (SG&A) expenses are planned to be lower than fiscal 2009 in dollar terms and as a percentage of net sales. The projected SG&A expense reduction for the full year primarily results from the Company’s restructuring and cost reduction initiatives, partially offset by certain projected expense increases and additional operating expenses resulting from the Sears and Kmart business re-launched in October 2009.

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Operating income in the $27.7 to $29.2 million range, compared to fiscal 2009 operating income, before goodwill impairment charges, of $21.1 million. Operating income before restructuring and other charges is projected in the $33.8 to $35.3 million range, compared to fiscal 2009 operating income, before goodwill impairment charges and restructuring and other charges, of $22.7 million.

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DESTINATION MATERNITY REPORTS THIRD QUARTER FISCAL 2010 RESULTS	Page 7

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GAAP diluted earnings per share of between $2.30 and $2.45 per share for fiscal 2010, a projected increase of between 44% and 53% compared to earnings, before goodwill impairment expense, of $1.60 per share (diluted) for fiscal 2009. GAAP earnings per share for fiscal 2009 was a loss of $(6.79) per share, reflecting the goodwill impairment expense of $50.4 million or $8.39 per share. This guidance range for fiscal 2010 GAAP diluted earnings per share of $2.30 to $2.45 is within the prior guidance range of $2.15 to $2.50 provided by the Company in its April 28, 2010 press release.

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Non-GAAP adjusted diluted earnings per common share (before goodwill impairment, restructuring and other charges, stock compensation expense, and loss on extinguishment of debt) is projected to be between $3.09 and $3.23 per share for fiscal 2010, a projected increase of between 56% and 63% versus non-GAAP adjusted diluted earnings per share of $1.98 per share for fiscal 2009, and within the Company’s prior guidance range of $2.93 to $3.28.

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Adjusted EBITDA in the $45.2 to $46.6 million range, a projected increase of between 17% and 20% compared to the fiscal 2009 Adjusted EBITDA of $38.8 million. Adjusted EBITDA before restructuring and other charges is projected in the $51.2 to $52.7 million range, a projected increase of between 27% and 31% versus the fiscal 2009 figure of $40.2 million.

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Open approximately 9 to 12 new stores during the year, including approximately 8 to 10 new multi-brand Destination Maternity stores, and close approximately 34 to 39 stores, with approximately 19 to 23 of these planned store closings related to openings of new Destination Maternity stores.

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Capital expenditures planned at between $11.5 and $13.5 million compared to fiscal 2009 capital expenditures of $12.6 million. After deducting projected tenant construction allowance payments to us from store landlords, the Company expects net cash outlay for capital projects to be between $7.5 million and $9.5 million, compared to $8.6 million in fiscal 2009.

•	Inventory at fiscal 2010 year end planned to be essentially equal to or slightly lower than fiscal 2009 year end.

•

Given these assumptions, the Company plans to generate free cash flow (defined as net cash provided by operating activities minus capital expenditures) of approximately $8 to $12 million for the full year fiscal 2010. This projected free cash flow range for fiscal 2010 is lower than the fiscal 2009 free cash flow of approximately $30 million because of the significant non-recurring cash flow generated in fiscal 2009 from decreased working capital, primarily due to the significant inventory reduction and increase in accrued incentive compensation expense (earned based on fiscal 2009 financial results but paid in early fiscal 2010), compared to the extremely low level of incentive compensation payments made during fiscal 2009 (resulting from weak fiscal 2008 financial performance).

“Thus far in July, our sales results have been somewhat weaker than planned, and thus we expect our comparable store sales for the full month of July to be between flat and a decrease of 2.0% on a reported basis, and decrease between 3.0% and 5.0% after adjusting for the “days adjustment calendar shift,” reflecting the extra Saturday in July 2010 compared to July 2009. We expect our Internet sales to increase between 25% and 35% for the month. Also, it is important to note that our inventory remains in good control and our merchandise gross margin this July is higher than last July, despite higher markdown levels.

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DESTINATION MATERNITY REPORTS THIRD QUARTER FISCAL 2010 RESULTS	Page 8

“Our financial guidance for the fourth quarter of fiscal 2010 is as follows:

•	Net sales in the $123 to $126 million range.

•	Comparable retail sales of between flat and a decrease of 2.8%, consisting of a comparable store sales decrease of between 1.5% and 4.0% and an increase in Internet sales of between 17% and 25%.

•	GAAP diluted earnings per common share of between $0.33 and $0.46 per share, a significant projected increase versus GAAP diluted earnings per share of $0.22 for the fourth quarter of fiscal 2009.

•

Non-GAAP adjusted diluted earnings per common share (before restructuring and other charges, stock compensation expense, and loss on extinguishment of debt) of between $0.38 and $0.52 per share, versus comparably adjusted non-GAAP diluted earnings per share of $0.37 for the fourth quarter of fiscal 2009.

Guidance for Fiscal 2011

“As we look forward to fiscal 2011 and beyond, we are very confident that we can continue to drive significant growth in earnings, while also growing our sales and positioning our company for continued future growth, by continuing to improve our product and customer experience, and continuing to focus on our strategic plan as summarized in our five key goals and strategic objectives discussed later under “Company Strategy.” For fiscal 2011, we look forward to: the expansion into over 500 additional Macy’s locations in February 2011; the planned expansion into some additional Sears and K-mart locations; the continued growth of our Internet and international sales; the continued rollout of our multi-brand Destination Maternity stores; and the continued enhancement of our merchandise assortments, merchandise presentation and customer experience, especially in the latter half of fiscal 2011 as we are able to realize the benefit from more of our merchandise initiatives.

“Our preliminary financial guidance for the full year fiscal 2011 is as follows:

•	Net sales in the $568 to $580 million range, representing a projected sales increase of between 7% and 9% compared to the $530 to $533 million sales guidance range for fiscal 2010.

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We expect to turn around our comparable store sales performance, especially in the second half of fiscal 2011 as we are able to realize the benefit from more of our merchandise initiatives. However, it is important to note that our comparable store sales and comparable retail sales will be negatively impacted by our significant leased department expansion in fiscal 2011. The following table provides guidance for our projected comparable store sales and comparable retail sales, both before and after the projected impact of this leased department expansion. Included in the guidance range for comparable retail sales (which consists of comparable store sales and Internet sales) is a projected increase in Internet sales of between 15% and 20% for fiscal 2011.

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DESTINATION MATERNITY REPORTS THIRD QUARTER FISCAL 2010 RESULTS	Page 9

	Comparable Store Sales	Comparable Retail Sales
Including projected cannibalization impact of leased department expansion	Down 1% to Up 1%	Flat to Up 2%

Excluding projected cannibalization impact of leased department expansion	Up 1% to Up 3%	Up 2% to Up 4%

•	Operating income in the $40.1 to $44.1 million range (compared to $27.7 to $29.2 million guidance range for fiscal 2010).

•	GAAP diluted earnings per share of between $3.52 and $3.87 per share for fiscal 2011, a significant increase from our $2.30 to $2.45 guidance range for fiscal 2010.

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Non-GAAP adjusted diluted earnings per common share (before goodwill impairment, restructuring and other charges, stock compensation expense, and loss on extinguishment of debt) of between $3.75 and $4.09 per share for fiscal 2011, a significant increase from our $3.09 to $3.23 guidance range for fiscal 2010.

•	Adjusted EBITDA in the $57.0 to $61.0 million range (compared to $45.2 to $46.6 million guidance range for fiscal 2010).

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Open approximately 10 to 17 new stores during the year, including approximately 9 to 13 new multi-brand Destination Maternity stores, and close approximately 33 to 54 stores, with approximately 19 to 26 of these planned store closings related to openings of new Destination Maternity stores.

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Capital expenditures planned at between $15 and $18 million. After deducting projected tenant construction allowance payments to us from store landlords, the Company expects net cash outlay for capital projects to be between $10.5 and $12.5 million.

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Inventory at fiscal 2011 year end planned to be approximately 7-10% higher (approximately $5 to $8 million higher) than fiscal 2010 year end, primarily due to inventory increases related to the Macy’s expansion.

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Given these assumptions, the Company plans to generate approximately $12 to $18 million of free cash flow (defined as net cash provided by operating activities minus capital expenditures) for fiscal 2011.”

Company Strategy

Mr. Krell added, “As we plan and execute our business for both the coming year and beyond, we continue to be guided by our five key goals and strategic objectives:

1.	Be a profitable global leader in the maternity apparel business, treating all our partners and stakeholders with respect and fairness.

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DESTINATION MATERNITY REPORTS THIRD QUARTER FISCAL 2010 RESULTS	Page 10

2.	Increase the profitability of our U.S. business, focusing on the following:

a.	Increase comparable store sales, through continued improvement of merchandise assortments, merchandise presentation and customer experience, providing a more shoppable store environment for our customers, and through enhanced marketing and advertising.

b.	Reduce our expenditures and continue to be more efficient in operating our business—streamline, simplify and focus.

c.	Continue to expand our multi-brand Destination Maternity store chain where ROI hurdles are met, with the goal of operating fewer but larger stores over time.

d.	Continue to close underperforming stores.

3.	In addition to achieving increased comparable store sales, we aim to grow our sales where we can do so profitably, including the following areas of focus:

a.	International expansion

b.	Potential growth of our leased department and licensed relationships

c.	Increased utilization of the Internet to drive sales, targeting both increased direct Internet sales and enhanced web marketing initiatives to drive store sales

d.	Selective new store openings and relocations in the U.S. and Canada

e.	Continued focus on enhancing our overall customer relationship, including our marketing partnership programs.

4.	Focus on generating free cash flow to drive increased shareholder value, and continue to deleverage our balance sheet.

5.	Maintain and intensify our primary focus on delivering great maternity apparel product and service in each of our brands and store formats, to serve the maternity apparel customer like no one else can.”

Mr. Krell concluded, “We feel very good about our Company’s position and the actions we have taken and are continuing to take to improve the core profitability of our business and generate increased shareholder value, even in the face of a difficult sales environment. We are very proud of what we have accomplished in the past nearly two years to significantly improve our operating results, our financial position, and our outlook. At the same time, we are not satisfied or complacent, especially with regard to our sales performance, and we have taken significant steps to help improve our sales performance in the future. We are confident in our ability to continue to manage our business through this challenging consumer environment and to continue to drive near term improvements while also making progress towards our longer term goals.”

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Conference Call Information

As announced previously, the Company will hold a conference call today at 9:00 a.m. Eastern Time, regarding the Company’s third quarter fiscal 2010 earnings and future financial guidance. You can participate in this conference call by calling (866) 543-6405. Please call ten minutes prior to 9:00 a.m. Eastern Time. The conference call (listen only) will also be available on the investor section of our website at http://investor.destinationmaternity.com. The passcode for the conference call is “41207848.” In the event that you are unable to participate in the call, a replay will be available through Wednesday, August 11, 2010 by calling (888) 286-8010. The passcode for the replay is “15707648.”

Destination Maternity Corporation is the world’s largest designer and retailer of maternity apparel. In the United States and Canada, as of June 30, 2010, Destination Maternity operates 1,678 retail locations, including 702 stores, predominantly under the tradenames Motherhood Maternity®, A Pea in the Pod®, and Destination Maternity®, and sells on the web through its DestinationMaternity.com and brand-specific websites. Destination Maternity also distributes its Oh Baby by Motherhood™ collection through a licensed arrangement at Kohl’s® stores throughout the United States and on Kohls.com. In addition, Destination Maternity is expanding internationally and has entered into exclusive store franchise and product supply relationships in India and in the Middle East.

***

The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made from time to time by management of the Company, including those regarding earnings, net sales, comparable retail sales, comparable store sales, Internet sales, other results of operations, liquidity and financial condition, and various business initiatives, involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, in some cases have affected and in the future could affect the Company’s financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: the continuation of the economic recovery of the retail industry in general and on apparel purchases in particular, our ability to successfully manage our various business initiatives, our ability to successfully implement our merchandise brand and retail nameplate restructuring, the success of our international expansion, our ability to successfully manage and retain our leased department and licensed relationships and marketing partnerships, future sales trends in our existing store base, unusual weather patterns, changes in consumer preferences, raw material price increases, overall economic conditions and other factors affecting consumer confidence, demographics and other macroeconomic factors that may impact the level of spending for maternity apparel, expense savings initiatives, our ability to anticipate and respond to fashion trends and consumer preferences, anticipated fluctuations in our operating results, the impact of competition and fluctuations in the price, availability and quality of raw materials and contracted products, availability of suitable store locations, continued availability of capital and financing, our ability to hire and develop senior management and sales associates, our ability to develop and source merchandise, our ability to receive production from foreign sources on a timely basis, potential stock repurchases, potential debt prepayments, changes in market interest rates, war or acts of terrorism and other factors set forth in the Company’s periodic filings with the Securities and Exchange Commission, or in materials incorporated therein by reference.

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DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations and Supplemental Information

(in thousands, except percentages and per share data)

(unaudited)

	Third Quarter Ended		Nine Months Ended
	6/30/10	6/30/09	6/30/10	6/30/09
Net sales	$142,034	$142,529	$406,935	$407,423
Cost of goods sold	62,383	65,001	184,202	192,185

Gross profit	79,651	77,528	222,733	215,238
Gross margin	56.1%	54.4%	54.7%	52.8%
Selling, general and administrative expenses (SG&A)	63,498	64,553	191,213	196,562
SG&A expenses as a percentage of net sales	44.7%	45.3%	47.0%	48.2%
Store closing, asset impairment and asset disposal expenses	336	233	1,944	399
Restructuring and other charges	801	399	6,056	570
Goodwill impairment expense(1)	—	—	—	50,389

Operating income (loss)	15,016	12,343	23,520	(32,682)
Interest expense, net	771	1,100	2,577	3,656
Loss on extinguishment of debt	21	29	51	95

Income (loss) before income taxes	14,224	11,214	20,892	(36,433)
Income tax provision	5,572	4,431	8,351	5,614

Net income (loss)	$8,652	$6,783	$12,541	$(42,047)

Net income (loss) per share—basic	$1.39	$1.13	$2.05	$(7.02)

Average shares outstanding—basic	6,208	6,002	6,124	5,987

Net income (loss) per share—diluted	$1.35	$1.12	$1.99	$(7.02)

Average shares outstanding—diluted	6,417	6,066	6,314	5,987

Supplemental information:
Net income (loss), as reported	$8,652	$6,783	$12,541	$(42,047)
Add: goodwill impairment expense, net of tax	—	—	—	50,389

Adjusted net income, before goodwill impairment expense	8,652	6,783	12,541	8,342
Add: restructuring and other charges, net of tax	488	243	3,694	348
Add: stock compensation expense, net of tax	335	282	914	946
Add: loss on extinguishment of debt, net of tax	13	18	31	59

Adjusted net income, before goodwill impairment expense, restructuring and other charges, stock compensation expense, and loss on extinguishment of debt	$9,488	$7,326	$17,180	$9,695

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations and Supplemental Information (Continued)

(in thousands, except percentages and per share data)

(unaudited)

	Third Quarter Ended		Nine Months Ended
	6/30/10	6/30/09	6/30/10	6/30/09
Adjusted net income per share—diluted, before goodwill impairment expense(2)	$1.35	$1.12	$1.99	$1.39

Adjusted net income per share—diluted, before goodwill impairment expense, restructuring and other charges, stock compensation expense, and loss on extinguishment of debt(2)	$1.48	$1.21	$2.72	$1.61

(1)	Reflects the non-cash goodwill impairment charges related to the write-down of goodwill during the nine months ended June 30, 2009.

(2)	Adjusted net income per share—diluted for the nine months ended June 30, 2009 is based on 6,015 diluted shares outstanding.

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Selected Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	June 30, 2010	September 30, 2009	June 30, 2009
Cash and cash equivalents	$29,117	$20,626	$27,905
Inventories	71,870	78,872	72,792
Property, plant and equipment, net	59,417	62,852	63,956
Line of credit borrowings	—	—	—
Total debt	45,597	57,409	62,838
Net debt(1)	16,480	36,783	34,933
Stockholders’ equity	66,542	49,800	47,771

(1)	Net debt represents total debt minus cash and cash equivalents and short-term investments.

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Supplemental Financial Information

Reconciliation of Operating Income (Loss) to Adjusted EBITDA(1)

and Adjusted EBITDA Before Restructuring and Other Charges,

and Operating Income (Loss) Margin to Adjusted EBITDA Margin

and Adjusted EBITDA Margin Before Restructuring and Other Charges

(in thousands, except percentages)

(unaudited)

	Third Quarter Ended		Nine months Ended
	6/30/10	6/30/09	6/30/10	6/30/09
Operating income (loss)	$15,016	$12,343	$23,520	$(32,682)
Add: depreciation and amortization expense	3,133	3,681	9,813	11,412
Add: loss on impairment of long-lived assets	465	173	1,699	537
Add: goodwill impairment expense	—	—	—	50,389
Add: loss (gain) on disposal of assets	(151)	59	(29)	(82)
Add: stock compensation expense	549	462	1,498	1,551

Adjusted EBITDA(1)	19,012	16,718	36,501	31,125
Add: restructuring and other charges(2)	801	399	6,056	442

Adjusted EBITDA before restructuring and other charges	$19,813	$17,117	$42,557	$31,567

Net sales	$142,034	$142,529	$406,935	$407,423

Operating income (loss) margin (operating income (loss) as a percentage of net sales)	10.6%	8.7%	5.8%	(8.0)%
Adjusted EBITDA margin (adjusted EBITDA as a percentage of net sales)	13.4%	11.7%	9.0%	7.6%
Adjusted EBITDA margin before restructuring and other charges (adjusted EBITDA before restructuring and other charges as a percentage of net sales)	13.9%	12.0%	10.5%	7.7%

(1)	Adjusted EBITDA represents operating income (loss) before deduction for the following non-cash charges: (i) depreciation and amortization expense; (ii) loss on impairment of tangible and intangible assets; (iii) loss (gain) on disposal of assets; and (iv) stock compensation expense.

(2)	Excludes accelerated depreciation expense of $128 for the nine months ended June 30, 2009 included in depreciation and amortization expense above.

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Supplemental Financial Information (Continued)

Consolidated Statement of Income and Supplemental Information

For the Twelve Months Ended June 30, 2010

(in thousands, except percentages and per share data)

(unaudited)

Net sales	$530,763
Cost of goods sold	240,493

Gross profit	290,270
Gross margin	54.7%
Selling, general and administrative expenses (SG&A)	254,203
SG&A expenses as a percentage of net sales	47.9%
Store closing, asset impairment and asset disposal expenses	2,081
Restructuring and other charges	7,043

Operating income	26,943
Interest expense, net	3,641
Loss on extinguishment of debt	79

Income before income taxes	23,223
Income tax provision	9,317

Net income	$13,906

Net income per share—basic	$2.28

Average shares outstanding—basic	6,094

Net income per share—diluted	$2.21

Average shares outstanding—diluted	6,291

Supplemental information:
Net income, as reported	$13,906
Add: restructuring and other charges, net of tax	4,303
Add: stock compensation expense, net of tax	1,214
Add: loss on extinguishment of debt, net of tax	48

Adjusted net income, before restructuring and other charges, stock compensation expense, and loss on extinguishment of debt	$19,471

Adjusted net income per share—diluted, before restructuring and other charges, stock compensation expense, and loss on extinguishment of debt	$3.10

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Supplemental Financial Information (Continued)

Reconciliation of Operating Income to Adjusted EBITDA

and Adjusted EBITDA Before Restructuring and Other Charges,

and Operating Income Margin to Adjusted EBITDA Margin

and Adjusted EBITDA Margin Before Restructuring and Other Charges

For the Twelve Months Ended June 30, 2010

(in thousands, except percentages)

(unaudited)

Operating income	$26,943
Add: depreciation and amortization expense	13,383
Add: loss on impairment of long-lived assets	1,829
Add: loss on disposal of assets	5
Add: stock compensation expense	1,978

Adjusted EBITDA	44,138
Add: restructuring and other charges	7,043

Adjusted EBITDA before restructuring and other charges	$51,181

Net sales	$530,763

Operating income margin	5.1%
Adjusted EBITDA margin	8.3%
Adjusted EBITDA margin before restructuring and other charges	9.6%

Reconciliation of Net Income (Loss) Per Share—Diluted

to Adjusted Net Income Per Share—Diluted,

Before Goodwill Impairment Expense, Restructuring and Other Charges,

Stock Compensation Expense, and Loss on Extinguishment of Debt

(unaudited)

	Projected for the Year Ending 9/30/10(1)	Actual for the Year Ended 9/30/09
Net income (loss) per share—diluted(2)	$ 2.30 to 2.45	$(6.79)
Add: per share effect of goodwill impairment expense	—	8.39

Adjusted net income per share—diluted, before goodwill impairment expense(2)(3)	2.30 to 2.45	1.60
Add: per share effect of restructuring and other charges	0.57	0.16
Add: per share effect of stock compensation expense	0.20	0.21
Add: per share effect of loss on extinguishment of debt	0.01	0.01

Adjusted net income per share—diluted, before goodwill impairment expense, restructuring and other charges, stock compensation expense, and loss on extinguishment of debt(2) (3)	$ 3.09 to 3.23	$1.98

(1)	Components do not add to total due to rounding.

(2)	Projected net income per share—diluted and projected adjusted net income per share—diluted for the year ending September 30, 2010 are based on 6,353,000 projected average diluted shares outstanding.

(3)	Adjusted net income per share—diluted for the year ended September 30, 2009 is based on 6,067,000 average diluted shares outstanding.

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Supplemental Financial Information (Continued)

Reconciliation of Net Income (Loss) Per Share—Diluted

to Adjusted Net Income Per Share—Diluted,

Before Goodwill Impairment Expense, Restructuring and Other Charges,

Stock Compensation Expense, and Loss on Extinguishment of Debt (Continued)

(unaudited)

	Projected for the Fourth Quarter Ending 9/30/10(1)	Actual for the Fourth Quarter Ended 9/30/09
Net income per share—diluted(2)	$ 0.33 to 0.46	$0.22
Add: per share effect of goodwill impairment expense	—	—

Adjusted net income per share—diluted, before goodwill impairment expense(2)(3)	0.33 to 0.46	0.22
Add: per share effect of restructuring and other charges	—	0.10
Add: per share effect of stock compensation expense	0.05	0.05
Add: per share effect of loss on extinguishment of debt	—	—

Adjusted net income per share—diluted, before goodwill impairment expense, restructuring and other charges, stock compensation expense, and loss on extinguishment of debt(2) (3)	$ 0.38 to 0.52	$0.37

(1)	Components do not add to total due to rounding.

(2)	Projected net income per share—diluted and projected adjusted net income per share—diluted for the fourth quarter ending September 30, 2010 are based on 6,442,000 projected average diluted shares outstanding.

(3)	Adjusted net income per share—diluted for the fourth quarter ended September 30, 2009 is based on 6,223,000 average diluted shares outstanding.

	Projected for the Year Ending 9/30/11(1)	Projected for the Year Ending 9/30/10(1)
Net income per share—diluted(2)	$ 3.52 to 3.87	$ 2.30 to 2.45
Add: per share effect of goodwill impairment expense	—	—

Adjusted net income per share—diluted, before goodwill impairment expense(2)(3)	3.52 to 3.87	2.30 to 2.45
Add: per share effect of restructuring and other charges	—	0.57
Add: per share effect of stock compensation expense	0.22	0.20
Add: per share effect of loss on extinguishment of debt	0.01	0.01

Adjusted net income per share—diluted, before goodwill impairment expense, restructuring and other charges, stock compensation expense, and loss on extinguishment of debt(2)(3)	$3.75 to 4.09	$ 3.09 to 3.23

(1)	Components do not add to total due to rounding.

(2)	Projected net income per share—diluted and projected adjusted net income per share—diluted for the year ending September 30, 2011 are based on 6,545,000 projected average diluted shares outstanding.

(3)	Projected net income per share—diluted and projected adjusted net income per share—diluted for the year ending September 30, 2010 are based on 6,353,000 projected average diluted shares outstanding.

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Supplemental Financial Information (Continued)

Reconciliation of Operating Income (Loss) to Adjusted EBITDA

and Adjusted EBITDA Before Restructuring and Other Charges

(in millions, unaudited)

	Projected for the Year Ending 9/30/10(1)	Actual for the Year Ended 9/30/09(1)
Operating income (loss)	$ 27.7 to 29.2	$(29.3)
Add: depreciation and amortization expense	13.1	15.0
Add: loss on impairment of long-lived assets and loss on disposal of assets	2.3	0.6
Add: goodwill impairment expense	—	50.4
Add: stock compensation expense	2.0	2.0

Adjusted EBITDA	45.2 to 46.6	38.8
Add: restructuring and other charges(2)	6.1	1.4

Adjusted EBITDA before restructuring and other charges	$ 51.2 to 52.7	$40.2

(1)	Components do not add to total due to rounding.

(2)	Excludes accelerated depreciation expense of $0.1 for the fiscal year ended September 30, 2009 included in depreciation and amortization expense above.

	Projected for the Year Ending 9/30/11	Projected for the Year Ending 9/30/10(1)
Operating income	$ 40.1 to 44.1	$ 27.7 to 29.2
Add: depreciation and amortization expense	12.5	13.1
Add: loss on impairment of long-lived assets and loss on disposal of assets	2.0	2.3
Add: stock compensation expense	2.4	2.0

Adjusted EBITDA	57.0 to 61.0	45.2 to 46.6
Add: restructuring and other charges	—	6.1

Adjusted EBITDA before restructuring and other charges	$ 57.0 to 61.0	$ 51.2 to 52.7

(1)	Components do not add to total due to rounding.

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